Exhibit 99.1

Viggle Releases F1Q 2014 Report, Highlighting Continued Growth & Distinct Differentiation as Rewards Platform

Registered users grow 190%, as revenues increase 111%

NEW YORK – November 12, 2013 – Viggle (OTCQB: VGGL), the free mobile app that makes TV more rewarding, today released its results for F1Q 2014 ended September 30, 2013, showing continued growth in revenue and registered users.

Viggle generated $4.338 million in revenue during F1Q 2014, a 111 percent increase over the $2.052 million generated in F1Q 2013.  It also marked the third straight quarter that Viggle saw triple-digit growth in the same quarter year over year.  In addition to the increase in revenue, Viggle’s net registered users also increased by 190 percent from 1,143,779 at the end of F1Q 2013 to 3,313,742 at the end of F1Q 2014.

The growing advertising spend on the Viggle platform was validated by multiple analyses conducted by third parties, or using third-party data.  In early September, Viggle released findings from a Nielsen Innovation Lab study that found a major brand’s promotion more effectively engaged consumers when the campaign was experienced simultaneously on TV and in the app to Viggle users.  The study concluded that Ad Memorability, Brand and Message Recall, Likeability, and Purchase Intent were higher for the campaign by a range of 11 percent to nearly 50 percent.

Viggle also released findings from a study of its Verified Tune-In product conducted using data from social media analytics company Trendrr that demonstrated Viggle’s ability to drive traffic to, engagement with, and positively impact social media reach around specific, promoted shows.

As a result of these findings and proven historical results on the platform, a total of 56 networks and brands worked with Viggle in F1Q 2014.  The 22 network partners spanned everything from tier 1 national networks to smaller cable properties, all of whom relied on Viggle to drive discovery, tune in, and viewer engagement.  The 34 brands that worked with Viggle consisted of new and returning partners depending on Viggle to drive key performance indicators such as Awareness, Recall, and Purchase Intent.

Monthly active users, defined as those who have logged into the app during the month, averaged 474,796 in F1Q 2014.  This represents an increase of 187,430, or 65 percent, over the 287,366 monthly active users in F1Q 2013.

“I’m happy to report our continued improvements in revenue, EBITDA and net registered users,” said Greg Consiglio, President and COO of Viggle.  “Obviously, we were able to deliver the results that our network and advertising partners need.  We were also able to extend our advertising and revenue base by launching the Viggle Audience Network to reach nearly 10 million entertainment consumers.”

Consiglio also noted that Viggle is well positioned among all second screen services due to its unique rewards platform that ties user behavior and loyalty to specific incentives from third parties, or directly from the networks or advertisers themselves.  “There is not another service besides Viggle that can build this type of loyalty among entertainment consumers, and reward them for doing what they already love to do.  It really positions us as something much more than another second screen platform.”

Through the end of F1Q 2014, Viggle users have checked into more than 316 million TV programs  including 50.9 million in F1Q 2014.  Overall, users’ average time in the app has been 67 minutes per session.  The total estimated retail value of rewards redeemed through the Viggle platform since launch also exceeded $15 million through F1Q 2014.

Viggle had an Adjusted EBITDA loss of $5.916 million in F1Q 2014, a 30 percent decrease on the Adjusted EBITDA loss of $8.484 loss for F1Q 2013. In addition, revenue far exceeded the cash cost of rewards for the quarter. The decrease in Adjusted EBITDA loss is directly attributable to a reduction in marketing spend compared to F4Q 2013.

About Viggle®

Launched in January 2012, Viggle is a free loyalty program for TV whose app rewards its members for watching their favorite TV shows. Viggle enhances TV with interactive games like Viggle LIVE and the first ever real-time fantasy sports game, MyGuy. Viggle members get rewarded for their TV time from places like Best Buy, Papa John’s, Fandango, Hulu Plus and Groupon, among others. Viggle also allows like-minded fans of their favorite shows to connect through Viggle Chatter features. Viggle’s audio verification technology recognizes shows on TV and allows members to check into live and DVR’d TV content from more than 170 of the most popular broadcast and cable channels. For more information, visit www.viggle.com, follow us on Twitter @ViggleNews.

Non-GAAP Adjusted Rewards Costs and Adjusted EBITDA

The Company provides a non-GAAP measure for adjusted rewards costs as an alternative view of the Company’s cost of providing rewards to its users. The Company reports rewards costs in its Consolidated Statement of Operations in both cost of watchpoints and engagement points and in Selling, general and administrative expenses. Management believes that due to the lack of operating history associated with user point accumulation and redemption activity, that a useful financial measure for investors is to provide to them the amount of cash the Company has actually paid to provide rewards to its users. The Company also presents Adjusted EBITDA. Adjusted EBITDA is a non-GAAP measure that represents operating loss (as reported) plus depreciation and amortization, stock based compensation and adjustment to rewards costs. Management believes these non-GAAP measures enhance investors’ understanding of the Company’s financial performance. The information on adjusted rewards costs and Adjusted EBITDA should be considered in addition to, but not in lieu of operating income prepared in accordance with generally accepted accounting principles in the United States (GAAP). Since adjusted reward costs and Adjusted EBITDA are not measures determined in accordance with GAAP, they have no standardized meaning prescribed by GAAP and therefore, may not be comparable to the calculation of similar measures of other companies. A reconciliation between GAAP financial measures and non-GAAP financial measures is as follows.

Reconciliation of rewards cost to adjusted rewards cost and selling, general and administrative expenses to adjusted selling, general and administrative expenses (amounts in thousands)

	Quarter Ended September 30, 2013	Quarter Ended September 30, 2012
Cost of watchpoints and engagement points as reported	$(2,579)	$(2,228)
Adjustment to cost of watchpoints and engagement points	855	393
Adjusted cost of watchpoints and engagement points	(1,724)	(1,835)

Selling, general and administrative expenses as reported	(25,334)	(21,700)
Adjustment to selling, general and administrative expenses	46	227
Adjusted selling, general and administrative expenses	$(25,288)	$(21,473)

Reconciliation of operating loss to Adjusted EBITDA (amounts in thousands)

	Quarter Ended September 30, 2013	Quarter Ended September 30, 2012
Revenue	$4,338	$2,052

Operating loss as reported	$(23,575)	$(21,876)
Add:
Stock compensation costs	15,796	11,839
Adjustment to cost of watchpoints and engagement points	855	393
Adjustment to Selling, general and administrative expenses	46	227
Depreciation and amortization costs	962	933
Adjusted EBITDA *	$(5,916)	$(8,484)

* Adjusted EBITDA is a non-GAAP measure, but shown above it represents operating loss plus depreciation and amortization, stock based compensation, interest (expense) income, net and adjustment to rewards costs

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. All information provided in this press release is as of Sept 30, 2013. Except as required by law, Viggle Inc. undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

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Media Contact for Viggle:

Ed Tagliaferri
DKC Public Relations, Marketing & Government Affairs
212/981-5182
edmund_tagliaferri@dkcnews.com

Viggle Investor Relations
John C. Small
CFO, Viggle Inc.
646/738-3220